Exhibit 5.1

March 29, 2021

Milestone Pharmaceuticals Inc.

1111 Dr. Frederik-Philips Boulevard, Suite 420

Montreal, Québec

H4M 2X6

Dear Sirs/Mesdames:

Re: Milestone Pharmaceuticals Inc. – Registration Statement on Form S-8

We have acted as Canadian counsel to Milestone Pharmaceuticals Inc. (the “Corporation”), a corporation governed by the Business Corporations Act (Québec), in connection with the registration of up to 1,491,398 common shares of the Corporation, consisting of (i) up to 1,193,119 common shares of the Corporation (the “2019 Shares”) issuable pursuant to the Corporation’s 2019 equity incentive plan (the “2019 Plan”), and (ii) up to 298,279 common shares of the Corporation (the “ESPP Shares” and, collectively with the 2019 Shares, the “Shares”) issuable pursuant to the Corporation’s 2019 employee share purchase plan (the “ESPP” and, collectively with the 2019 Plan, the “Plans”), pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) filed on March 29, 2021 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of the Shares.

We have examined the Registration Statement, the Plans and all such corporate and public records, statutes and regulations and have made such investigations and have reviewed such other documents as we have deemed relevant and necessary and have considered such questions of law as we have considered relevant and necessary in order to give the opinion hereinafter set forth. As to various questions of fact material to such opinions which were not independently established, we have relied upon a certificate of an officer of the Corporation.

In reviewing the foregoing documents and in giving this opinion, we have assumed the legal capacity of all individuals, the genuineness of all signatures, the veracity of the information contained therein, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, electronic, photostatic or facsimile copies.

We are qualified to practice law in the Province of Québec and this opinion is rendered solely with respect to the Province of Québec and the federal laws of Canada applicable in the Province of Québec.

On the basis of the foregoing, we are of the opinion that, when the Shares shall have been issued and sold pursuant to the terms of the Plans and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours very truly,

(signed) Osler, Hoskin & Harcourt LLP

Osler, Hoskin & Harcourt LLP